Exhibit 8.1

LIST OF SUBSIDIARIES

1.	Korea Hydro & Nuclear Power Co., Ltd., a company with limited liability incorporated in Korea

2.	Korea South-East Power Co., Ltd., a company with limited liability incorporated in Korea

3.	Korea Midland Power Co., Ltd., a company with limited liability incorporated in Korea

4.	Korea Western Power Co., Ltd., a company with limited liability incorporated in Korea

5.	Korea Southern Power Co., Ltd., a company with limited liability incorporated in Korea

6.	Korea East-West Power Co., Ltd., a company with limited liability incorporated in Korea

7.	KEPCO Engineering & Construction Inc., a company with limited liability incorporated in Korea

8.	KEPCO Plant Service & Engineering Co., Ltd., a company with limited liability incorporated in Korea

9.	KEPCO Nuclear Fuel Co., Ltd., a company with limited liability incorporated in Korea

10.	KEPCO Knowledge, Data & Network Co., Ltd., a company with limited liability incorporated in Korea

11.	Garolim Tidal Power Plant Co., Ltd., a company with limited liability incorporated in Korea

12.	Daegu Green Power Co., Ltd., a company with limited liability incorporated in Korea

13.	KEPCO International Hong Kong Ltd., a company with limited liability incorporated in Hong Kong

14.	KEPCO International Philippines Inc., a company with limited liability incorporated in the Philippines

15.	KEPCO Gansu International Ltd., a company with limited liability incorporated in Hong Kong

16.	KEPCO Philippines Holdings Inc., a company with limited liability incorporated in the Philippines

17.	KEPCO Asia International Ltd., a company with limited liability incorporated in Hong Kong

18.	KEPCO Lebanon SARL, a company with limited liability incorporated in Lebanon

19.	KEPCO Neimenggu International Ltd., a company with limited liability incorporated in Hong Kong

20.	KEPCO Philippines Corporation, a company with limited liability incorporated in the Philippines

21.	KEPCO Ilijan Corporation, a company with limited liability incorporated in the Philippines

22.	KEPCO SPC, a company with limited liability incorporated in the Philippines

23.	KEPCO Shanxi International Ltd., a company with limited liability incorporated in the People’s Republic of China

24.	KOMIPO Global Pte Ltd., a company with limited liability incorporated in Singapore

25.	KEPCO Canada Energy Inc., a company with limited liability incorporated in Canada

26.	KEPCO Netherlands B.V., a company with limited liability incorporated in Netherlands

27.	KEPCO Imouraren Uranium Investment Ltd., a company with limited liability incorporated in France

28.	KEPCO Australia Pty. Ltd., a company with limited liability incorporated in Australia

29.	KOSEP Australia Pty. Ltd., a company with limited liability incorporated in Australia

30.	KOMIPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

31.	KOWEPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

32.	KOSPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

33.	KEPCO Middle East Holding Company, a company with limited liability incorporated in Bahrain

34.	Qatrana Electric Power Company, a company with limited liability incorporated in Jordan

35.	PT Wampu Electric Power, a company with limited liability incorporated in Indonesia

36.	KHNP Canada Energy Ltd., a company with limited liability incorporated in Canada

37.	KEPCO Canada Uranium Investment Limited Partnership, a company with limited liability incorporated in Canada

All of the foregoing entities do business under their respective names set forth above.